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                                                                      Exhibit 11


             ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                      COMPUTATION OF EARNINGS PER SHARE
     THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                                                        THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                           SEPTEMBER 30                                  SEPTEMBER 30
                                                    1997                 1996                     1997                1996
                                                 -------------------------------             --------------------------------
Weighted average common
shares outstanding:
  Class A common                                  2,003,949            2,003,949
  Class B common                                    500,000              500,000

Net effect of dilutive stock options -
based on the treasury stock method
using averaged market price:
  Class A common                                       -                    -
                                                 -------------------------------

Total shares:*
  Class A common                                  2,003,949            2,003,949              2,003,949              2,003,949
                                                 ===============================             =================================
  Class B common                                    500,000              500,000                500,000                500,000
                                                 ===============================             =================================

Net earnings (loss)                              $ (397,592)          $  107,590             $ (305,041)            $ (181,669)


Less dividends paid:
  Class A common                                    120,237              120,237                240,474                240,474
  Class B common                                     20,000               20,000                 20,000                 20,000
                                                 -------------------------------             ---------------------------------

Undistributed earnings (loss)                    $ (537,829)          $  (32,647)            $ (565,515)            $ (442,143)
                                                 ===============================             =================================

Allocation of undistributed
 earnings (loss):
  Class A common                                 $ (430,433)          $  (26,128)            $ (452,590)            $ (353,854)
  Class B common                                   (107,396)              (6,519)              (112,925)               (88,289)


Calculation of earnings (loss) per share:


Class A common:
Dividends paid                                    $    0.06           $     0.06             $     0.12             $     0.12
Allocation of undistributed
 earnings (loss)                                      (0.21)               (0.01)                 (0.23)                 (0.18)
                                                 -------------------------------             ---------------------------------
Earnings (loss) per Class A common share          $   (0.15)          $     0.05             $    (0.11)            $    (0.06)
                                                 ===============================             =================================

Class B common:
Dividends paid                                    $    0.04           $     0.04             $     0.04             $     0.04
Allocation of undistributed
 earnings (loss)                                      (0.21)               (0.01)                 (0.23)                 (0.18)
                                                 -------------------------------             ---------------------------------
Earnings (loss) per Class B common share          $   (0.17)          $     0.03             $    (0.19)            $    (0.14)
                                                 ===============================             =================================

* Total shares of Class A common and Class B common for the Nine-Month Periods Ended September 30, 1997 and 1996, are calculated as the weighted average of the quarters included.



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